Exhibit 99.1

NEWS RELEASE	[Logo of SPX Corporation]

Contact:	Jeremy W. Smeltser (Investors)
704-752-4478
E-mail: investor@spx.com

Tina Betlejewski (Media)
704-752-4454
E-mail: spx@spx.com

RONALD L. WINOWIECKI RESIGNS AS SPX’S CONTROLLER

AND CHIEF ACCOUNTING OFFICER

CHARLOTTE, NC – September 7, 2004 – SPX Corporation (NYSE: SPW) today announced that Ronald L. Winowiecki, Controller and Chief Accounting Officer, is resigning effective September 24, 2004. Mr. Winowiecki is leaving the company to assume the Director of Finance position at a private manufacturing/engineering company in West Michigan.

“We appreciate Ron’s leadership and years of dedicated service to SPX and wish him well in this new opportunity,” said Patrick J. O’Leary, Vice President Finance, Treasurer and Chief Financial Officer.

The company has commenced a search, which will evaluate both internal and external candidates, to fill the Controller and Chief Accounting Officer position. In the interim period, Michael A. Reilly, Assistant Corporate Controller, will assume the duties of Controller and Mr. O’Leary will assume the duties of Chief Accounting Officer.

SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation’s home page is www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

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